                                                            Exhibit (h)(3)

                  MASTER ADMINISTRATIVE SERVICES AGREEMENT

     AGREEMENT made as of the 31st day of December, 2002, by Ivy Fund (the
"Trust") and Waddell & Reed Ivy Investment Company ("WRIICO").

    WHEREAS, the Trust is an open-end investment company organized as a
Massachusetts business trust and consists of one or more separate investment portfolios (the "Funds") as may be established and designated from time to time;

    WHEREAS, the Trust desires certain administrative services of WRIICO with respect to such Funds as shall be designated in supplements to this
Agreement as further agreed between the Trust and WRIICO; and

    WHEREAS, WRIICO has developed the capability to provide certain of the administrative services required by the Funds.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

    1.   Appointment. The Trust hereby appoints WRIICO to provide the administrative services specified in this Agreement with regard to such
Funds as shall be designated in supplements to this Agreement, and WRIICO hereby accepts such appointment.

    2.   Administrative Services.

         (a)  WRIICO shall at its expense provide such of the following administrative services as are required by the Funds:

             (i)   maintaining the registration or qualification of the
                   Funds and their shares under state "Blue Sky" or
                   securities laws and regulations, provided that the
                   Funds shall pay all related filing fees and
                   registration or qualification fees;

             (ii)  assisting the Funds and third party solicitors (if
                   any) in connection with soliciting and gathering
                   shareholder proxies;

             (iii) preparing the Funds' U.S. Federal, state and local
                   income tax returns, provided that the Funds shall pay
                   all charges for services and expenses of the Funds'
                   independent accountants in reviewing such returns;

             (iv)  preparing the financial information for the Funds'
                   prospectuses, statements of additional information and
                   periodic reports to shareholders, provided that the
                   Funds shall pay all charges for services and expenses
                   of the Funds' independent accountants;

             (v)   preparing the semi-annual report on Form N-SAR or on
                   such other substitute form as the Securities and
                   Exchange Commission (the "SEC") from time to time may
                   prescribe under Section 30(b) of the Investment
                   Company Act of 1940, as amended (the "1940 Act");

             (vi)  assisting the Funds' legal counsel with the
                   preparation and filing with the SEC of the Funds'
                   registration statement (including prospectuses and
                   statements of additional information), and any
                   amendments or supplements that may be made from time
                   to time, and with the preparation and filing with the
                   SEC of notices and proxy materials for meetings of
                   shareholders;

             (vii) assisting in the printing of the Funds' prospectuses, periodic reports to shareholders and proxy materials;
                   and

              (viii) providing executive, clerical and secretarial
                   personnel competent to carry out the above
                   responsibilities.

         (b)   WRIICO shall provide such other services required by the
Funds as the parties from time to time may agree in writing are appropriate to be provided under this Agreement. In the event that WRIICO provides any services to the Funds or pays or assumes any expenses of the
Funds, which WRIICO is not obligated to provide, pay or assume under this
Agreement, WRIICO shall not be obligated hereby to provide the same or any similar service to the Funds or to pay or assume the same or any similar expenses of the Funds in the future; provided, that nothing herein contained shall be deemed to relieve WRIICO of any obligations to the
Funds under any separate agreement or arrangement between the parties.

    3.   Standard of Care. WRIICO shall give the Funds the benefit of
WRIICO's best judgment and efforts in rendering the Funds administrative services pursuant to paragraph 2 of this Agreement. As an inducement to
WRIICO's undertaking to render these services, the Funds agree that WRIICO shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this Agreement shall be deemed to protect or purport to protect
WRIICO against any liability to the Funds or their shareholders to which
WRIICO would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of WRIICO's duties under this
Agreement or by reason of WRIICO's reckless disregard of its obligations and duties hereunder.

    4.   Fees. In consideration of the services to be rendered by WRIICO pursuant to paragraph 2 of this Agreement, each Fund shall pay WRIICO a monthly fee on the first business day of each month, based on the average daily value (as determined on each business day at the time set forth in the currently effective prospectus and statement of additional information
(the "Prospectus") of the Fund for determining net asset value per share)
of the net assets of the Fund during the preceding month at the annual rates set forth in a Supplement to this Agreement with respect to each
Fund. If the fees payable to WRIICO pursuant to this paragraph 4 begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of a Fund shall be computed in the manner specified in the Fund's Prospectus for the computation of net asset value.
For purposes of this Agreement, a "business day" is any day on which the
New York Stock Exchange is open for trading.

    5.    Records. All records required to be maintained and preserved by the Funds pursuant to the provisions or rules or regulations of the SEC under Section 31(a) of the 1940 Act and maintained and preserved by WRIICO on behalf of the Funds, including any such records maintained by WRIICO in connection with the performance of its obligations hereunder, are the property of the Funds and shall be surrendered by WRIICO promptly on request by the Funds; provided, that WRIICO at its own expense may make and retain copies of any such records.

    6.    Software and Related Materials. All computer programs, written procedures, and similar items developed or acquired and used by WRIICO in performing its obligations under this Agreement shall be the property of
WRIICO, and the Funds will not acquire any ownership interest therein or property rights with respect thereto.

    7.    Services to Other Clients. Nothing herein contained shall limit the freedom of WRIICO or any affiliated person of WRIICO to render services of the types contemplated hereby to other persons, firms or corporations, including but not limited to other investment companies, or to engage in other business activities.

    8.    Term. The term of this Agreement shall begin as of the date specified above and unless sooner terminated as hereinafter provided, this
Agreement shall remain in effect for a period of one year from that date.
Thereafter, this Agreement shall continue in effect with respect to a Fund from year to year, subject to the termination provisions and all other terms and conditions hereof; provided, that such continuance with respect to that Fund is approved at least annually by the Trust's Board of
Trustees, including the vote or written consent of a majority of the
Trust's trustees who are not interested persons of WRIICO or the Trust
(the "Independent Trustees"). WRIICO shall furnish to the Funds, promptly upon their request, such information (including WRIICO's costs of delivering the services provided to the Funds hereunder) as may reasonably be necessary to enable the Trust's Board of Trustees to evaluate the terms of this Agreement or any extension, renewal or amendment hereof. WRIICO shall permit the Funds and their accountants, counsel or other representatives to review its books and records relating to the services provided hereunder at reasonable intervals during normal business hours upon reasonable notice requesting such review.

    9.    Assignment. This Agreement may not be assigned by WRIICO, and
WRIICO may not assign or transfer any interest hereunder, voluntarily, by operation of law or otherwise, without the prior written consent of the
Funds. Any consent by the Funds to any assignment hereof or assignment or transfer of any interest hereunder by WRIICO shall not be effective unless and until authorized by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees.

    10.  Termination of Agreement. This Agreement may be terminated with respect to a Fund, without the payment of any penalty, by WRIICO upon at least sixty (60) days' prior written notice to that Fund, or by the Fund upon at least sixty (60) days' prior written notice to WRIICO; provided, that in the case of termination by a Fund, such action shall have been authorized by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees. This Agreement shall automatically and immediately terminate in the event of its assignment by WRIICO, or WRIICO's assignment or transfer of any interest hereunder, without the prior written consent of the Funds as provided in paragraph 9 hereof.

    11.   Interpretation and Definition of Terms. Any question or
interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940
Act shall be resolved by reference to such term or provision of the 1940
Act and to interpretation thereof, if any. Specifically, the terms
"interested persons," "assignment" and "affiliated person," as used in this Agreement, shall have the meanings assigned to them by Section 2(a)
of the 1940 Act.

    12.   Miscellaneous.

         (a)  This Agreement shall be construed in accordance with the laws of the State of Florida, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

         (b)  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         (c)  The Trust's Agreement and Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts.
The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the Trust, but only the
Trust's property shall be bound.

         (d)  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

                                  IVY FUND

                                  By:  /s/Kristen A. Richards
                                         Kristen A. Richards
                                         Title: Vice President

                                  WADDELL & REED IVY INVESTMENT COMPANY

                                  By:  /s/Henry J. Herrmann
                                         Henry J. Herrmann
                                         Title: President

                                 IVY FUND

              ADMINISTRATIVE SERVICES AGREEMENT SUPPLEMENT

                              Ivy Bond Fund
                      Ivy Cundill Global Value Fund
                       Ivy Developing Markets Fund
                     Ivy European Opportunities Fund
                             Ivy Global Fund
                    Ivy Global Natural Resources Fund
                  Ivy Global Science & Technology Fund
                             Ivy Growth Fund
                         Ivy International Fund
                      Ivy International Growth Fund
                 Ivy International Small Companies Fund
                      Ivy International Value Fund
                          Ivy Money Market Fund
                     Ivy Pacific Opportunities Fund
                          Ivy US Blue Chip Fund
                       Ivy US Emerging Growth Fund

    AGREEMENT made as of the 31st day of December, 2002, by and between
Ivy Fund (the "Trust") and Waddell & Reed Ivy Investment Company
("WRIICO").

    WHEREAS, the Trust is an open-end investment company, organized as a
Massachusetts business trust, and consists of such separate investment portfolios as have been or may be established and designated by the
Trustees of the Trust from time to time;

    WHEREAS, a separate class of shares of the Trust is offered to investors with respect to each investment portfolio;

    WHEREAS, the Trust has adopted a Master Administrative Services
Agreement ("Master Services Agreement") dated December 31, 2002, pursuant to which the Trust has appointed WRIICO to provide the administrative services specified in that Master Services Agreement; and

    WHEREAS, Ivy Bond Fund, Ivy Cundill Global Value Fund, Ivy Developing
Markets Fund, Ivy European Opportunities Fund, Ivy Global Fund, Ivy Global
Natural Resources Fund, Ivy Global Science & Technology Fund, Ivy Growth
Fund, Ivy International Fund, Ivy International Growth Fund, Ivy
International Small Companies Fund, Ivy International Value Fund, Ivy
Money Market Fund, Ivy Pacific Opportunities Fund, Ivy US Blue Chip Fund
and Ivy US Emerging Growth Fund (each a "Fund" and collectively the
"Funds") are separate investment portfolios of the Trust.

    NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

    1.   As provided for in the Master Services Agreement, the Trust hereby adopts the Master Services Agreement with respect to the Funds, and
WRIICO hereby acknowledges that the Master Services Agreement shall pertain to the Funds, the terms and conditions of such Master Services
Agreement being incorporated herein by reference.

    2.   The term "Fund" as used in the Master Services Agreement shall, for purposes of this Supplement, pertain to each Fund.

    3.   As provided in the Master Services Agreement and subject to further conditions as set forth therein, each Fund shall pay WRIICO a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of that Fund during the preceding month at the annual rate of (i)
0.10% with respect to that Fund's Class A, Class B and Class C shares,
(ii) in the case of Ivy Bond Fund, Ivy Cundill Global Value Fund, Ivy
Developing Markets Fund, Ivy European Opportunities Fund, Ivy Global Fund,
Ivy Global Natural Resources Fund, Ivy Global Science & Technology Fund,
Ivy Growth Fund, Ivy International Fund, Ivy International Growth Fund,
Ivy International Small Companies Fund, Ivy International Value Fund, Ivy
Pacific Opportunities Fund, Ivy US Blue Chip Fund and Ivy US Emerging
Growth Fund, 0.10%, with respect to that Fund's Advisor Class shares, and
(iii) in the case of Ivy Cundill Global Value Fund, Ivy European
Opportunities Fund, Ivy Global Science & Technology Fund, Ivy
International Fund, Ivy International Growth Fund, Ivy International Small
Companies Fund, Ivy International Value Fund and Ivy US Blue Chip Fund,
0.01%, with respect to that Fund's Class I shares.

    4.   This Supplement and the Master Services Agreement (together, the
"Agreement") shall become effective with respect to each Fund as of the date specified above and unless sooner terminated as hereinafter provided, the Agreement shall remain in effect for a period of one year from that date. Thereafter, the Agreement shall continue in effect with respect to each Fund from year to year, provided such continuance with respect to that Fund is approved at least annually by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's
Independent Trustees. This Agreement may be terminated with respect to a
Fund at any time, without payment of any penalty, by WRIICO upon at least sixty (60) days' prior written notice to that Fund, or by a Fund upon at least sixty (60) days' written notice to WRIICO; provided, that in case of termination by a Fund, such action shall have been authorized by the
Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees.

             Remainder of this page intentionally left blank.

                             IVY FUND, on behalf of Ivy Bond Fund, Ivy
                             Cundill Global Value Fund, Ivy Developing
                             Markets Fund, Ivy European Opportunities
                             Fund, Ivy Global Fund, Ivy Global Natural
                             Resources Fund, Ivy Global Science &
                             Technology Fund, Ivy Growth Fund, Ivy
                             International Fund, Ivy International Growth
                             Fund, Ivy International Small Companies
                             Fund, Ivy International Value Fund, Ivy
                             Money Market Fund, Ivy Pacific Opportunities
                             Fund, Ivy US Blue Chip Fund, Ivy US Emerging
                             Growth Fund

                             By: /s/Kristen A. Richards
                                 ___________________________
                                    Kristen A. Richards
                                    Title: Vice President

                             WADDELL & REED IVY INVESTMENT COMPANY

                             By: /s/Henry J. Herrmann
                                 ___________________________
                                    Henry J. Herrmann
                                    Title: President